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                                                                     EXHIBIT 5.2

                [Letterhead of Morris, Nichols, Arsht & Tunnell]



                                January 12, 1998



Fidelity Capital Trust I
c/o Fidelity Bankshares, Inc.
218 Datura Street
West Palm Beach, Florida  33401

          Re:  Fidelity Capital Trust I
               ------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Fidelity Capital Trust I, a Delaware statutory business trust (the "Trust"), and Fidelity Bankshares, Inc., a Delaware corporation (the "Company"), in connection with certain matters relating to the creation of the Trust and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to and as described in Registration Statement Nos. 333-42227 and 333-42227-01 (and the Prospectus forming a part thereof) on Form S-2 filed with the Securities and Exchange Commission (the "Commission") by the Trust and the Company on December 15, 1997, as amended by Pre-Effective Amendments No. 1 and No. 2 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Declaration of Trust of the Trust attached as an exhibit to the Registration Statement (the form of Amended and Restated Declaration of the Trust is referred to herein as the "Governing Instrument").

          In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 10, 1997 (the "Certificate"); the Declaration of Trust of the Trust dated as of December 10, 1997 (the "Original Governing Instrument"); the form of Indenture to be entered into between the Company and The Bank of New York, as Trustee; the form of Preferred Securities Guarantee Agreement to be entered into between the Company and The Bank of New York, as Trustee; the form of the Underwriting Agreement to be entered into among the Company, the
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Fidelity Capital Trust I
c/o Fidelity Bankshares, Inc.
January 12, 1998
Page 2


Trust and Ryan, Beck & Co., Inc. and the Price Determination Agreement related thereto (collectively, the "Underwriting Agreement"); the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;
(ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents; (iii) that the Company, the Bank of New York, the Bank of New York (Delaware) and the Administrative Trustees will duly authorize, execute and deliver the Governing Instrument, and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the issuance by the Trust of Preferred Securities, prior to the first issuance of Preferred Securities; (iv) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the first issuance of Preferred Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C.
                                                                   ---- --
(S)(S) 3801 et seq. (the "Delaware Act"); (vi) that each Holder of Preferred
                -- ---
Securities has, or prior to the first issuance of the Preferred Securities will have, made payment of the required consideration therefor and received a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Governing Instrument, the Registration Statement and the Underwriting Agreement and that the Preferred Securities are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement and the Underwriting Agreement; and (vii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with
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Fidelity Capital Trust I
c/o Fidelity Bankshares, Inc.
January 12, 1998
Page 3


respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not participated in the preparation of the Registration Statement or any other offering material relating to the Preferred Securities, and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. The Trust is a duly created and validly existing statutory business trust in good standing under the laws of the State of Delaware.

          2. The Preferred Securities, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable beneficial interests in the assets of the Trust.

          3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Security Holder, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder of the Trust who is, was or may become a named Trustee of the Trust. We note that pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "VALIDITY OF SECURITIES" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with
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Fidelity Capital Trust I
c/o Fidelity Bankshares, Inc.
January 12, 1998
Page 4


respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                Very truly yours,

                                MORRIS, NICHOLS, ARSHT & TUNNELL


                                /s/Morris, Nichols, Arsht & Tunnell